Exhibit 32.1

CEO CERTIFICATION PURSUANT TO
 18 U.S.C. SECTION 1350*

In connection with the Annual Report of Guaranty Federal Bancshares, Inc. (the “Company”) on Form 10~~-~~-K for the period ending December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shaun A. Burke, Chief Executive Officer (principal executive officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes~~-~~-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Shaun A. Burke

Shaun A. Burke
Chief Executive Officer
(Principal Executive Officer)

March 28, 2013

* A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.